   As filed with the Securities and Exchange Commission on February 17, 1998

                                                      Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             NATIONAL-OILWELL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 76-0475815
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation of Organization)

                                5555 San Felipe
                              Houston, Texas 77056
                                 (713) 960-5100
                    (Address of Principal Executive Offices)

                  NATIONAL-OILWELL RETIREMENT AND THRIFT PLAN
                            (Full Title of the Plan)

                                 Joel V. Staff
                Chairman, President and Chief Executive Officer
                             National-Oilwell, Inc.
                                5555 San Felipe
                              Houston, Texas 77056
                    (Name and Address of Agent for Service)

                                 (713) 960-5100
         (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------
                                    Copy to:
                              David R. King, Esq.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                             Philadelphia, PA 19103
                                 (215) 963-5371

                              --------------------

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
      Title of Securities                                      Proposed Maximum        Proposed Maximum
             To Be                    Amount To Be              Offering Price             Aggregate                 Amount Of
          Registered                 Registered (1)              Per Share (2)        Offering Price (2)        Registration Fee (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value                  500,000                   $29.03125              $14,515,625                  $4,283
$.01 per share
==============================  =========================  ========================= ========================== ====================

(1) This registration statement covers shares of Common Stock of National-Oilwell, Inc. which may be offered or sold pursuant to the National-Oilwell Retirement and Thrift Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2)      Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of
         Common Stock on February 12, 1998, as reported on the New York Stock Exchange.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .000295.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by National-Oilwell, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are incorporated by reference in this registration statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A filed on August 19, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

         (c)   The Company's Current Report on Form 8-K filed on October 8,
               1997.

         (d)   The Company's Current Report on Form 8-K filed on November 7,
               1997.

         (e)   The Company's Current Report on Form 8-K filed on November 17,
               1997.

         (f) The description of the Company's shares of Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on October 15, 1996 to register such securities under the Exchange Act.

         All reports and other documents subsequently filed by the Company or the Plan (as defined below) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference in this registration statement.

         Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or, in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. The term "Plan" used herein means the National-Oilwell Retirement and Thrift Plan, as amended.

Experts

         The consolidated financial statements of National-Oilwell at December 31, 1996 and for the year then ended, appearing in National-Oilwell's Current Report on Form 8-K dated November 7, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated by reference elsewhere herein which is based in part on the report of Coopers & Lybrand, independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon as filed with the Securities and Exchange Commission, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of National-Oilwell at August 31, 1995 and for each of the two years in the period ended August 31, 1995, appearing in National-Oilwell's Current Report on Form 8-K dated November 7, 1997 have been audited by Coopers & Lybrand, independent auditors, as set forth in their report thereon and incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith.
Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs.
Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 of the DGCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section
145. The Company maintains a directors' and officers' liability policy for such purposes.

         Article Sixth, Part II, Section 1 of the Company's Amended and Restated Certificate of Incorporation and Article VI of the Company's Bylaws each provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this registration statement.


Exhibit
Number            Exhibit(1)
-------           -------
23.1              Consent of Ernst & Young LLP

23.2              Consent of Coopers & Lybrand

24                Power of Attorney

99.1              National-Oilwell Retirement and Thrift Plan as Amended and
                  Restated Effective as of January 1, 1995 (with amendments adopted through December 31, 1997)

99.2              Third Amendment to the National-Oilwell Retirement and Thrift
                  Plan

99.3              Resolution of Sole Director of NOW Oilfield Services, Inc.
                  dated February 12, 1998 amending the National-Oilwell
                  Retirement and Thrift Plan

-----------
1 In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Company hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 17th day of February, 1998.

                                        NATIONAL-OILWELL, INC.



                                        By:  /s/ Joel V. Staff
                                           -------------------------------------
                                             Joel V. Staff
                                             Chairman, President and
                                             Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



      Signature                               Title                                Date
      ---------                               -----                                ----
/s/ Joel V. Staff                 Chairman of the Board of Directors        February 17, 1998
----------------------------      (Principal Executive Officer)
Joel V. Staff

/s/ Steven W. Krablin             Vice President and Chief Financial        February 17, 1998
----------------------------      Officer (Principal Financial and
Steven W. Krablin                 Accounting Officer)

 /s/ Howard I. Bull               Director                                  February 17, 1998
----------------------------
Howard I. Bull

/s/James C. Comis III             Director                                  February 17, 1998
----------------------------
James C. Comis III

/s/ James T. Dresher              Director                                  February 17, 1998
----------------------------
James T. Dresher

/s/ W. McComb Dunwoody            Director                                  February 17, 1998
----------------------------
W. McComb Dunwoody

/s/ William E. Macaulay           Director                                  February 17, 1998
----------------------------
William E. Macaulay

/s/Frederick W. Pheasey           Director                                  February 17, 1998
----------------------------
Frederick W. Pheasey

/s/Bruce M. Rothstein             Director                                  February 17, 1998
----------------------------
Bruce M. Rothstein


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Benefit Plan Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, February 17, 1998.


                                    NATIONAL-OILWELL RETIREMENT
                                        AND THRIFT PLAN



                                    By:/s/ Marcia F. Nieder
                                       -----------------------------------
                                       Marcia F. Nieder
                                       Benefits Manager

                                  Exhibit Index
                                  -------------


Exhibit
Number                             Exhibit
-------                            -------
23.1              Consent of Ernst & Young LLP

23.2              Consent of Coopers & Lybrand

24                Power of Attorney

99.1              National-Oilwell Retirement and Thrift Plan as Amended and
                  Restated Effective as of January 1, 1995 (with amendments adopted through December 31, 1997)

99.2              Third Amendment to the National-Oilwell Retirement and Thrift
                  Plan

99.3              Resolution of Sole Director of NOW Oilfield Services, Inc.
                  dated February 12, 1998 amending the National-Oilwell
                  Retirement and Thrift Plan